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                                                                  EXHIBIT (n)








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this registration statement on Form N-2 (the Registration Statement) of our report dated December 12, 1997, relating to the financial statements and financial highlights of The First Australia Prime Income Fund, Inc., which appears in such prospectus. We also consent to the references to us under the headings Financial Highlights and Experts in such Prospectus.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036

September 28, 1998